UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2008

eMagin Corporation
(Exact name of registrant as specified in its charter)

Delaware	000-24757	56-1764501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10500 N.E. 8th Street, Suite 1400, Bellevue, WA 98004
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (425)-749-3600

Copies to:
Richard A. Friedman, Esq.
Sichenzia Ross Friedman Ference LLP
61 Broadway, 32nd Floor
New York, New York 10006
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

As previously reported on a Form 8-K that was filed with the Securities and Exchange Commission on August 10, 2007, eMagin Corporation (the “Company”) entered into a Loan and Security Agreement, dated as of August 7, 2007 (the “Loan and Security Agreement”). As previously reported, the Loan and Security Agreement was amended pursuant to  Amendment No. 1 to the Loan and Security Agreement on January 30, 2008 (the “First Amendment”), with Moriah Capital, L.P. (“Moriah”).

The Company and Moriah have entered into Amendment No. 2 to the Loan and Security Agreement dated as of March 25, 2008 (the “Second Amendment”).  Pursuant to the Second Amendment, Moriah waived the Company’s noncompliance with Sections 7.2, 7.3, 8.11, 9.1, 9.3, 9.5(c) and 11.5 of the Loan and Security Agreement to the extent such noncompliance resulted solely from the Company’s inadvertently misstating the amount of its inventory that contained defective parts (the “Defective Inventory Count”), provided that on or before April 8, 2008 the Company repays Moriah all prior Advances (as defined in the Loan and Security Agreement), which exceed the Maximum Credit (as defined in the Loan and Security Agreement) if any, as a result of the Defective Inventory Count.

Pursuant to the Second Amendment, the Company has advised Moriah of certain delays in implementing the Lockbox Agreement, as required under the Loan and Security Agreement, which, if unwaived, would result in the Company’s noncompliance with section 2.1(f) of the Loan and Security Agreement and with Section 3 of the Post-Closing Agreement between the Company and Moriah, dated August 7, 2007.  Moriah has agreed to waive noncompliance with Sections 2.1(f) of the Loan and Security Agreement and Section 3 of the Post-Closing Agreement in reliance on the Company’s representation and warranty that all lockbox arrangements required to be implemented under Section 2.1(f) of the Loan and Security Agreement and under Section 3 of the Post-Closing Agreement have been consummated and are in full force and effect as of March 12, 2008.

As previously reported, the Company and Moriah entered into a Warrant Issuance Agreement dated January 30, 2008 (the “Warrant Issuance Agreement”).  The Company and Moriah entered into Amendment No. 1 to the Warrant Issuance Agreement. Pursuant to the Amendment No. 1 to Warrant Issuance Agreement, the Company issued Moriah a Warrant to purchase 250,000 shares of the Company’s common stock at an exercise price of $1.50 per share until March 25, 2013 (the “March 2008 Warrant”). Pursuant to the Amendment No. 1 to the Warrant Issuance Agreement, Section 3.2 of the Warrant Issuance Agreement was amended to provide that the Company has to file by April 29, 2008 a registration statement with the Securities and Exchange Commission to register 1,000,000 shares of the Company’s common stock issuable upon exercise of warrants issued to Moriah (including the March 2008 Warrant and a warrant to purchase 750,000 shares of the Common Stock which was previously issued to Moriah).

We claim an exemption from the registration requirements of the Act for the private placement of these securities pursuant to Section 4(2) of the Act since, among other things, these transactions did not involve a public offering and we took appropriate measures to restrict the transfer of the securities.

The foregoing description of Amendment No. 2 to the Loan and Security Agreement and Amendment No. 1 to Warrant Issuance Agreement does not purport to be complete and is qualified in its entirety by reference to these agreements which are attached as exhibits to this Current Report and are incorporated into this Item by reference.

ITEM 3.02  Unregistered Sales of Equity Securities

See Item 1.01

ITEM 9.01.  Financial Statements and Exhibits.

(c) Exhibits. The following documents are filed as exhibits to this report:

4.1	Common Stock Purchase Warrant.

99.1	Amendment No. 2. to Loan and Security Agreement between Moriah Capital, L.P. and eMagin Corporation.

99.2	Amendment No. 1 to Warrant Issuance Agreement between eMagin Corporation and Moriah Capital, L.P.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMAGIN CORPORATION

March 28, 2008	By:	/s/ Michael D. Fowler
Michael D. Fowler
Interim Chief Financial Officer

EXHIBIT INDEX

4.1	Common Stock Purchase Warrant

10.1	Amendment No. 2. to Loan and Security Agreement between Moriah Capital, L.P. and eMagin Corporation.

10.2	Amendment No. 1 to Warrant Issuance Agreement between eMagin Corporation and Moriah Capital, L.P.